Coal Supplier Agreement

Seller:		Contract No.
Buyer:	Gansu JOY Agricultrual Technology Co., Ltd.	Place:
Date:

1. Name of receiver, Delivery station, Sort of product, Quality parameter and date of delivery, Quantity
					Total for the year	Time of delivery and quantity (ton)
Receiver	Delivery	Receipt		Quality	(Quantity	1st quarter			2nd quarter			3rd quarter			4th quarter
Name	Station	Station	Specification	parameter	in ton)	Jan	Feb	Mar	Apr	May	June	July	Aug	Sept	Oct	Nov	Dec

2. Delivery: Deliver in Third Mining Zone; It's deemed to be delivered once the truck leaves the site.
3. Quality and quantity: For Quality, please refer to item 1 and the quantity is weighted by the seller.If the quality standard has not been met, as required by item 1, the buyer is entitled to rejecting the goods.

4. Unit price and term: Price per unit floats with the prevailing market price.
5. Settlement and credit term: Payment becomes due when goods are delivered, 40 days' credit term, settled monthly. Invoice shall be issued based on the actual billing amount.
6. Default: If any party defaults, the related provisions of Contract Law governs.
7. Dispution and jurisdiction: Disputes shall be resolved primarily through negotiations. If no agreement reached, such dispute shall be submited to the court of the place where this agreement is executed

8. Other matters: If the market price moves up in the term of this agreement, the contract price applies.

Seller		Buyer		Notary
Name: (Stamp)	Bank account:	Name: (Stamp)	Bank account:	Comment:
Address:	Bank:	Address:		Notary's name:
Legal representative:	Tax Registration No.:	Legal representative:	Tax Registration No.:	Signiture and Stamp:
Delegate (if any):		Delegate (if any):
Telephone:	Zip code:	Telephone:	Zip code:	Date:
Telefax:		Telefax:		Notary is voluntary unless otherwise required by law.